Exhibit (b)(6)

UBS M2 FUND, L.L.C.
UBS PW EQUITY OPPORTUNITY FUND, LIMITED
UBS EVENT & EQUITY FUND, L.L.C.
UBS CREDIT AND RECOVERY FUND, L.L.C.
UBS MASTERS FUND, L.L.C.
UBS HEALTH SCIENCES FUND, L.L.C.
UBS TECHNOLOGY PARTNERS, L.L.C.
UBS EQUITY OPPORTUNITY FUND, L.L.C.
UBS EQUITY OPPORTUNITY FUND II, L.L.C.
PW TECHNOLOGY FUND LTD.
UBS MULTI-STRAT FUND, L.L.C.

FIFTH AMENDMENT TO CREDIT AGREEMENT

Harris N.A., successor by merger to Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois 60603

Ladies and Gentlemen:

          Reference is hereby made to that certain Credit Agreement dated as of July 2, 2004 (the “Credit Agreement”), among the undersigned, UBS PW EQUITY OPPORTUNITY FUND, LIMITED, an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands (“Cayman Equity Opportunity Fund”), PW TECHNOLOGY FUND, LTD., an exempted company incorporated under the Companies Law (2001 Second Revision), as amended, of the Cayman Islands (“PW Technology Fund”), UBS EQUITY OPPORTUNITY FUND II, L.L.C., a Delaware limited liability company (“Equity Opportunity Fund II”), UBS EQUITY OPPORTUNITY FUND, L.L.C., a Delaware limited liability company (“Equity Opportunity Fund”), UBS HEALTH SCIENCES FUND, L.L.C., a Delaware limited liability company (“Health Sciences Fund”), UBS CREDIT & RECOVERY FUND, L.L.C., a Delaware limited liability company (“Recovery Fund”), UBS EVENT & EQUITY FUND, L.L.C., a Delaware limited liability company (“Event & Equity Fund”), UBS TECHNOLOGY PARTNERS, L.L.C., a Delaware limited liability company (“Technology Partners”), UBS M2 FUND, L.L.C., a Delaware limited liability company (“UBS M2 Fund”), and UBS MASTERS FUND, L.L.C., a Delaware limited liability company (“Masters Fund”) and UBS Multi-Strat Fund, L.L.C., a Delaware limited liability company (“Multi-Strat” and, together with Cayman Equity Opportunity Fund, PW Technology Fund, Equity Opportunity Fund II, Equity Opportunity Fund, Health Sciences Fund, Recovery Fund, Event & Equity Fund, Technology Partners, UBS M2 Fund and Masters Fund, individually a “Borrower” and collectively the “Borrowers”), and you. All defined terms used herein shall have the same meanings as in the Credit Agreement unless otherwise defined herein.

          The Borrowers and the Lender now wish to amend the Credit Agreement to increase the Borrowing Limit of Multi-Strat from 20% to 25% of its Total Eligible Asset Value during the period commencing January 5, 2006 and ending January 17, 2006, all on the terms and conditions and in the manner set forth in this Amendment (the “Amendment”).

SECTION 1.      AMENDMENTS.

           Upon the satisfaction of the conditions precedent set forth in Section 2 hereof, the following provisions of the Credit Agreement shall be amended as follows:

           1.1.      The definitions of the term “Borrowing Limit” contained in Section 4.1 of the Credit Agreement shall be amended to read as follows:

“Borrowing Limit” shall mean, as to any Borrower at any time, the lesser of (a) an amount equal to 20% (or 25% in the case of Multi-Strat but only during the period commencing January 5, 2006 and ending January 17, 2006) of such Borrower’s Total Eligible Asset Value, provided that this subsection (a) shall not apply for purposes of Sections 2.3 and 7.22 of this Agreement, (b) an amount equal to 33-1/3% of the fair market value of such Borrower’s total assets, (c) the maximum amount permitted by such Borrower’s Prospectus, agreements with government officials and applicable law, (d) $150,000,000 in the case of each of the Equity Opportunity Fund, the Event & Equity Fund, Technology Partners, the UBS M2 Fund and Multi-Strat, and (e) $75,000,000 in the case of each Borrower other than the Borrowers named in the foregoing subsection (d).

SECTION 2.      CONDITIONS PRECEDENT.

           The effectiveness of the Amendment is subject to the satisfaction of all of the following conditions precedent:

           2.1.      Each Borrower and the Lender shall have executed this Amendment (such execution may be in several counterparts and the several parties hereto may execute on separate counterparts).

           2.2.      Each of the representations and warranties set forth in Section 5 of the Credit Agreement shall be true and correct.

           2.3.      No Event of Default or Potential Default shall have occurred and be continuing under the Credit Agreement or shall result after giving effect to this Amendment.

SECTION 3.      REPRESENTATIONS AND WARRANTIES.

           3.1.      Each Borrower, by its execution of this Amendment, hereby represents and warrants to the Lender, severally and not jointly, as to itself, that each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct as of the date hereof, except that the representations and warranties made under Section 5.3 shall be deemed to refer to the most recent financial statements furnished to the Lender pursuant to Section 7.4 of the Credit Agreement.

SECTION 4.      MISCELLANEOUS.

           4.1.      Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Amendment need not be made in any note, document, letter, certificate, the Credit Agreement itself, the Notes, or any communication issued or made pursuant to or with respect to the Credit Agreement or the Notes, any reference to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

           4.2.      This Amendment may be executed in any number of counterparts, and by the different parties on different counterparts, all of which taken together shall constitute one and the same Agreement. This Amendment shall be governed by the internal laws of the State of New York. Any of the parties hereto may execute this Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.

[SIGNATURE PAGES TO FOLLOW]

Dated as of January __, 2006.

UBS PW EQUITY OPPORTUNITY FUND, LIMITED By Name Title

PW TECHNOLOGY FUND, LTD. By Name Title

UBS EQUITY OPPORTUNITY FUND II, L.L.C. By Name Title

UBS EQUITY OPPORTUNITY FUND, L.L.C. By Name Title

UBS HEALTH SCIENCES FUND, L.L.C. By Name Title

UBS CREDIT & RECOVERY FUND, L.L.C. By Name Title

UBS EVENT & EQUITY FUND, L.L.C. By Name Title

UBS TECHNOLOGY PARTNERS, L.L.C. By Name Title

UBS M2 FUND, L.L.C. By Name Title

UBS MASTERS FUND, L.L.C. By Name Title

UBS MULTI-STRAT FUND, L.L.C. By Name Title

           Accepted and Agreed to as of the day and year last above written.

HARRIS N.A., successor by merger to Harris Trust and Savings Bank By Its